UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2005, Kansas City Southern ("KCS") announced that it subsidiaries, The Kansas City Southern Railway Company ("KCSR") and NAFTA RAIL, S.A. de C.V. ("NAFTA RAIL"), completed the purchase of 75 SD70MAC locomotives (the "Locomotives") from El-Mo-Mex, Inc. ("El-Mo-Mex"). KCSR and NAFTA RAIL purchased the Locomotives pursuant to a Purchase and Sale Agreement dated as of October 17, 2005, between KCSR and El-Mo-Mex (the "Purchase Agreement"), and a Partial Assignment of Purchase and Sale Agreement dated as of November 2, 2005, between KSCR and NAFTA RAIL (the "Partial Assignment"). The purchase price for the Locomotives was $128.525 million consisting of $32.625 million cash plus the assumption of approximately $95.9 million of debt and accrued interest from El-Mo-Mex. KCSR purchased 25 of the Locomotives and NAFTA RAIL purchased 50 of the Locomotives. KCSR loaned NAFTA RAIL its share of the cash purchase price pursuant to the terms of a Loan Agreement dated as of October 31, 2005 between KCSR and NAFTA RAIL.

In connection with the assumption of El-Mo-Mex's debt related to its purchase of the Locomotives, KCSR and NAFTA RAIL entered into an Amended and Restated Loan Agreement dated as of November 2, 2005 (the "Loan Agreement"), with Export Development Canada and KfW (f/k/a Kreditanstalt fur Wiederaufbau), as lenders. Pursuant to the terms of the Loan Agreement, KCSR and NAFTA RAIL are jointly obligated to make bi-annual payments of principal and interest with the final payment of principal and interest due and payable on December 20, 2017. The Loan Agreement contains covenants that require, among other things, that KCSR and NAFTA RAIL maintain their respective corporate existence and that KCSR remain a "railroad" as defined in Section 101(44) of the U.S. Bankruptcy Code such that KCSR's obligations thereunder are subject to the provisions of Section 1168 of the U.S. Bankruptcy Code. Failure to maintain compliance with covenants would constitute an event of default. Other events of default include, but are not limited to, payment defaults, certain bankruptcy and liquidation proceedings, a change of control of KCSR and certain adverse judgments or government actions. Upon the occurrence of an event of default, the lenders may declare all outstanding indebtedness under the Loan Agreement immediately due and payable. The obligations of KCSR and NAFTA RAIL under the Loan Agreement are secured by a security interest in the Locomotives.

Prior to the acquisition of the Locomotives by KCSR and NAFTA RAIL, the Locomotives were leased to KCS's subsidiary TFM, S.A. de C.V. ("TFM"), by El-Mo-Mex pursuant to a Sublease of Locomotives dated as of September 8, 1999 (the "Locomotive Lease"). Pursuant to the terms of the Purchase Agreement and the Partial Assignment, the Locomotive Lease has been assigned by El-Mo-Mex to KCSR and NAFTA RAIL with respect to those Locomotives purchased by each.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
Exhibit 10.1 Purchase and Sale Agreement dated as of October 17, 2005, between El-Mo-Mex, Inc. and The Kansas City Southern Railway Company.

Exhibit 10.2 Partial Assignment of Purchase and Sale Agreement dated as of November 2, 2005, between The Kansas City Southern Railway Company and NAFTA RAIL, S.A. de C.V.

Exhibit 10.3 Amended and Restated Loan Agreement dated as of November 2, 2005 among The Kansas City Southern Railway Company and NAFTA RAIL, S.A. de C.V. (as borrowers) and Export Development Canada and KfW (f/k/a Kreditanstalt fur Wiederaufbau (as lenders).

Exhibit 99.1 Press Release dated November 3, 2005 issued by Kansas City Southern entitled "KCS Announces Subsidiaries' Locomotive Purchase".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 7, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of October 17, 2005, between El-Mo-Mex, Inc. and The Kansas City Southern Railway Company.
10.2	Partial Assignment of Purchase and Sale Agreement dated as of November 2, 2005, between The Kansas City Southern Railway Company and NAFTA RAIL, S.A. de C.V.
10.3	Amended and Restated Loan Agreement dated as of November 2, 2005 among The Kansas City Southern Railway Company and NAFTA RAIL, S.A. de C.V. (as borrowers) and Export Development Canada and KfW (f/k/a Kreditanstalt fur Wiederaufbau (as lenders).
99.1	Press Release dated November 3, 2005 issued by Kansas City Southern entitled "KCS Announces Subsidiaries' Locomotive Purchase".